As filed with the Securities and Exchange Commission on June 6, 2001.
                                                 Registration No. 33-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                               ADOLOR CORPORATION
             (Exact name of Registrant as specified in its charter)

                             620 Pennsylvania Drive
       Delaware           Exton, Pennsylvania 19341             31-1429198
(State of Incorporation)     (Address of principal          (I.R.S. Employer
                           executive offices) (Zip Code)     Identification No.)

                    ADOLOR CORPORATION AMENDED AND RESTATED
                         1994 EQUITY COMPENSATION PLAN
                            (Full Title of the Plan)

                             John J. Farrar, Ph.D.
                     President and Chief Executive Officer
                               Adolor Corporation
                             620 Pennsylvania Drive
                           Exton, Pennsylvania 19341
                    (name and address of agent for service)

                                 (484) 595-1500
         (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                           James A. Lebovitz, Esquire
                                    Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                     Philadelphia, Pennsylvania 19103-2793
                                 (215) 994-4000

                        CALCULATION OF REGISTRATION FEE

                                    Proposed     Proposed
                                    maximum      maximum
Title of              Amount        offering     aggregate        Amount of
securities            to be         price per    offering         registration
to be registered      registered    share(1)     price(1)         fee
----------------      ----------    ----------   ----------       -------------
Common Stock,
par value $.0001      600,000       $21.30       $12,780,000       $3,195
per share             shares

(1) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the Nasdaq National Market on June 4, 2001, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Documents by Reference.

This registration statement is filed with the Securities and Exchange Commission (the "Commission") for the purpose of registering additional shares of Common Stock of the registrant in connection with the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan (the "Plan"). A registration statement on Form S-8, file number 33-51222 (the "Prior Registration Statement") was filed on December 4, 2000 in respect of shares of Common Stock to be offered pursuant to the Plan and is currently effective. The contents of the Prior Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, are incorporated herein by reference.

Item 8.   Exhibits.

The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    Exhibit Number         Description

    5.1                    Opinion of Dechert

    23.1                   Consent of Independent Auditors

    23.2 Consent of Dechert (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

    24                     Power of Attorney (included in Signature Page).

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Exton, State of Pennsylvania, on June 6, 2001.

                                      ADOLOR CORPORATION



                                    By: /s/ John J. Farrar
                                        -----------------------------
                                        John J. Farrar, Ph.D.
                                        President, Chief Executive
                                        Officer and Director
                                        (Principal Executive Officer)



                                    By: /s/ Peter J. Schied
                                        ------------------------------
                                        Peter J. Schied
                                        Vice President, Chief Financial Officer
                                        and Secretary (Principal Financial and
                                        Accounting Officer)


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints John J. Farrar, Ph.D. and Peter J. Schied and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including pre- or post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and the date indicated on June 6, 2001.

/s/ John J. Farrar
-------------------------------------
John J. Farrar, Ph.D.                         President, Chief Executive Officer
                                              and Director
                                              (Principal Executive Officer)
/s/ Peter J. Schied
-------------------------------------
Peter J. Schied                               Vice President, Chief Financial
                                              Officer and Secretary
                                              (Principal Financial and
/s/ Ellen M. Feeney                           Accounting Officer)
-------------------------------------
Ellen M. Feeney                               Director

/s/ Paul Goddard
-------------------------------------
Paul Goddard                                  Director

/s/ David M. Madden
-------------------------------------
David M. Madden                               Director

/s/ Robert T. Nelsen
-------------------------------------
Robert T. Nelsen                              Director

/s/ Claude H. Nash
-------------------------------------
Claude H. Nash                                Director